EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION UPDATES FISCAL 2006 OUTLOOK

LINCOLNSHIRE, ILLINOIS, January 17, 2007 - ACCO Brands Corporation (NYSE: ABD) today announced that it did not see the previously expected increase of office products sales in the fourth quarter, ahead of its January 1, 2007 price increase. Principally as a result of this, the company now expects adjusted EBITDA* for the full year ended December 31, 2006 to be between $196 million and $198 million. The company previously expected adjusted EBITDA to be roughly comparable to the 2005 pro forma level of $212.5 million.

ACCO Brands Corporation will report fourth quarter 2006 results before the market opens on February 7, 2007. ACCO Brands will host a conference call at 8:30 a.m. ET on that day to discuss the company’s fourth quarter results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

* adjusted EBITDA = Earnings before interest, taxes, depreciation and amortization, excluding restructuring, restructuring-related non-recurring and other one-time items. Refer to the company’s prior earnings releases for a full reconciliation of adjusted EBITDA to GAAP net income. ACCO Brands believes adjusted EBITDA provides management and investors a consistent measurement for evaluating the operating activities of the company’s business from year to year. Adjusted EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, net income (loss), cash flow from operations or other measures of performance in accordance with generally accepted accounting principles.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products, with annual revenues of nearly $2 billion. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel®, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. ACCO Brands' ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company's customers, employees or suppliers; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company's SEC filings.

For further information:

Rich Nelson                      Jennifer Rice
Media Relations  Investor Relations
(847) 484-3030                   (847) 484-3020